Exhibit 1.01

Conflict Minerals Report

For the Year Ended December 31, 2015

This is the Conflict Minerals Report (this Report) of Powell Industries, Inc. (Powell, the Company, we, us or our) for calendar year 2015 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Please refer to Section 13(p) of the Exchange Act and the general instructions to the Specialized Disclosure Report on Form SD for definitions of certain terms used in this Report, unless otherwise defined herein.

This Report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Exchange Act (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this Report. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

We are in the business of developing, designing, manufacturing and servicing custom engineered-to-order equipment and systems for the management and control of electrical energy. Certain conflict minerals (as defined in Item 1.01(d)(3) of Form SD), specifically gold, tin, tungsten and tantalum are used in the production of our custom engineered-to-order equipment. Accordingly, pursuant to the Rule, we conducted a reasonable country of origin inquiry (RCOI) regarding such conflict minerals designed to determine whether any of such conflict minerals originated in the Democratic Republic of the Congo (DRC) or an adjoining country (collectively, Covered Countries), or are from recycled or scrap sources.

Product Description

Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors,

•	Tin, used in soldered components,

•	Tungsten, used in coatings, alloys, heating elements and electrodes,

•	Gold, used in circuit boards, electrodes and electronic components.

Description of RCOI

In conducting the RCOI, Powell engaged Assent Compliance (Assent) to assist with the effectiveness of our conflict minerals program. We identified the scope of our inquiry by first completing a supplier list extraction from our preferred vendor list. This list was then filtered to remove service providers, indirect materials suppliers and inactive suppliers (minimum of one year since last purchase).

This was intended to ensure that all suppliers surveyed provided items to Powell that were used in final products in the year 2015. Once the filtering was completed, we populated the list with contact information. This list, composed of 5,239 suppliers, was then provided to Assent for upload to their Assent Compliance Manager software system (Assent Compliance Manager).

Assent conducted additional analysis of the supply chain that, combined with supplier feedback, resulted in 3,751 suppliers being removed from the scope of the RCOI. The factors considered in Assent’s secondary analysis and the information provided that removed these suppliers from the scope of inquiry included:

•	Whether the supplied product was merely packaging (labels do not count as packaging);

•	Whether the parts a supplier used did not end up in their final product (such as equipment used to make the product, i.e. industrial equipment, computers, etc.);

•	Whether a supplier used test labs, for example, to test, the resistance or durability of a product;

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative (EICC/GeSI) called the Conflict Mineral Report Template (CMRT). The CMRT was developed to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters used by the supplier.

Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also managed by the Assent Compliance Supply Chain team in one-on-one communications. This included two to three follow ups from the supply chain team. After three months of non-responsiveness, suppliers were then contacted via email and phone by Powell procurement team members as an escalation to encourage their response to Assent.

Assent communications included training and education on the completion of the CMRT form as well as access to a Supplier Resource Center designed to alleviate any remaining confusion with suppliers. All communications were monitored and tracked in Assent’s system for future reporting and transparency.

All submitted forms are accepted and classified as valid or invalid in order to retain all data. Suppliers were contacted if they submitted invalid forms and were encouraged to resubmit a valid form. As of May 9, 2015, there were 54 invalid supplier submissions.

Due Diligence Process

Powell’s due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG (collectively, the “OECD Guidance”). In 2015, the due diligence process was aimed to help Powell assess and respond to risk in its supply chain by investigating the source of its products down the chain to the smelters and refiners and the strength of its suppliers’ conflict minerals programs. The following is a brief summary of certain aspects of our due diligence process.

A.	Establish Strong Powell Management Systems

In accordance with our due diligence framework and compliance efforts:

•	We have communicated to all of our applicable suppliers our efforts to comply with Section 1502 of the Dodd-Frank Act pursuant to a compliance statement and other communications (collectively, the Compliance Statement). We requested that our applicable suppliers provide a comprehensive conflict minerals declaration for all conflict minerals in the form of the CMRT. We provide our Compliance Statement to all new suppliers and plan to provide annual related compliance statement communications to our entire supply base.

•	We implemented internal compliance efforts, including internal reporting requirements, to support our supply chain due diligence process.

•	We implemented a risk mitigation response plan to address business relationships with suppliers that are DRC conflict undeterminable (as defined in Item 1.01(d)(5) of Form SD), which mitigation may include identifying an alternate supply. Our program includes continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

Powell has adopted a company policy with respect to conflict minerals which is posted on our website at www.powellind.com.

Internal Team

Powell has established a management system for conflict minerals. Our management system is sponsored by the Chief Financial Officer as well as executive-level representatives and a team of subject matter experts from relevant functions, such as our Strategic Sourcing Manager, Corporate Controller, Vice President of Research and Product Development, and Supply Base Manager.

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and senior management is briefed about the results of our due diligence efforts.

Control Systems

Controls include, but are not limited to, our code of conduct which outlines expected behaviors for all Powell employees and a conflict minerals policy which can be found on our website at www.powellind.com.

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of 3TG and smelters. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education on the conflict minerals regulation. We have leveraged the existing communications within the Company, specifically the procurement department, to encourage supplier interactions with Assent as well as to help suppliers understand the requirement for completion of their supplier surveys. Feedback from this engagement has allowed us to enhance the training and focus and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and to clarify expectations.

Grievance Mechanisms

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Powell’s policies.

Maintain Records

We have also adopted a policy to retain relevant documentation. Such documentation will be retained for minimum of five years.

B.	Identify and Assess Risks in Our Supply Chain

We identified direct material suppliers to capture possible 3TG risk suppliers. As we progress, we expect that transparency in our supply chain will increase to allow for better risk assessment at more detailed levels of our supply chain. We intend to continue communicating with our suppliers regarding conflict minerals.

Based on assessed risks, our RCOI covered applicable suppliers.

C.	Design and Implement a Strategy to Respond to Identified Risks

We believe that our RCOI was reasonably designed and executed in good faith to determine the existence and source of conflict minerals in our supply chain, including from recycled or scrap sources (as defined in Item 1.01(d)(6) of Form SD). We utilized the CMRT template for our RCOI. We conducted our effort to send surveys in good faith, utilizing up to three rounds of communications with our suppliers. We evaluated survey responses to identify: (i) the use and source of conflict minerals; and (ii) any warning signs indicating that conflict minerals may have come from a Covered Country. We intend to make additional inquiries on a case-by-case basis during 2016 to clarify or obtain more information as necessary. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Because of Powell’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify parties upstream from its direct suppliers. Powell continues to work with suppliers to identify the upstream sources of its conflict minerals through the CMRTs, follow up on invalid responses on the CMRTs, use of a risk-based assessment of identified smelters and assessment of the conflict minerals programs of its suppliers, as described below in this Report. Information and findings from this process are stored in a database that can be tracked and audited.

Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We and our consultant compared these facilities listed in the responses to the list of smelters maintained by the Conflict-Free Sourcing Initiative (CFSI) and, if a supplier indicated that the facility was certified as “Conflict-Free,” we confirmed that the name was listed by CFSI.

In accordance with OECD Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the supply chain. In the Assent Compliance Manager, risk is classified as High, Medium and Low; this risk rating is generated based on 3 scoring criteria:

1)	Regulated Body: this assesses whether the smelter is a member and has an associated regulated body number (Smelter CID Number is the primary method).

2)	Proximity: Level 1 Country: Countries with known active ore production for tin or tantalum that are not identified as conflict regions or plausible countries that smuggle or export materials containing tin or tantalum. Examples include countries located in North or South America, Australia or Europe that are G8 Level Countries who are known to meet OECD standards in other sectors. Level 2 Country: Known or plausible countries that smuggle or export materials containing tin or tantalum out of Level 3 countries, or that have transit of materials containing tin or tantalum. This currently includes Kenya, Mozambique, and South Africa. Level 3 Country: The DRC and its nine adjoining countries as outlined in Section 1502 of the Dodd Frank Act. These include Angola, Burundi, Central African Republic, DRC, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

3)	Likelihood: We also calculate supplier risk based on the chances that the supplier provides 3TG that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Powell does not have a direct relationship with conflict minerals smelters and refiners and, as a result, does not perform or direct audits of these entities within its supply chain. Powell captured smelter and refiner information as part of the CMRT, as some suppliers provided the names of facilities it used as smelters or refiners. Assent compared the facilities identified by the suppliers to the list of smelters maintained by the CFSI.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage in conflict minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. The criteria used to evaluate the strength of the program are:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

H. Do you verify due diligence information received from your suppliers?

I. Does your verification process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, H, I) they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TG in our applicable products, including (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review and (4) obtaining additional documentation and verification, as applicable. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

D.	Implement Targeted Independent Third-Party Due Diligence

We engaged Assent to assist in the RCOI, data collection and survey process. Assent supports industry associations that administer independent third-party smelter and refinery audit programs and encourages targeted suppliers and/or facilities to participate in comparable due diligence validation activities.

E.	Report on Supply Chain Due Diligence

We have responded to various customer requests for information regarding our conflict minerals determination.

Powell reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. We also disclose our company policy with respect to conflict minerals on our website at www.powellind.com.

Due Diligence Results

While due diligence is ongoing and the information received continues to improve in quantity and quality, the majority of the responses received provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We have decided to disclose validated smelters provided to us by our supply chain. However, we cannot definitively determine whether any of the 3TG reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TG that are contained in the applicable products

As of May 9th 2016, Powell validated 320 smelters or refiners identified within its supply chain. If a supplier indicated that the facility was certified as “conflict-free,” such status was confirmed by Assent if the facility was listed by the CFSI as certified.

Many suppliers within Powell’s supply chain are still unable to provide the smelters or refiners used for products supplied. Furthermore, many of the suppliers provided responses at the company or division level and indicated an “unknown” status in terms of determining the origin of conflict minerals. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third party provider follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

Appendix I lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix I any smelters or refiners that we have not been able to validate. Appendix I also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI. Powell supports the refinement and expansion of the list of participating smelters through our membership in the CFSI program.

The large majority of the responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to Powell. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.

Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

Powell intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in its products could benefit armed groups in the Covered Countries:

•	Include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Continue engagement with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

•	Engage any suppliers found to be supplying Powell with conflict minerals to establish an alternative source of conflict minerals that does not support the conflict in the Covered Countries.

•	Define and improve best practices and build leverage over its supply chain in accordance with the OECD Guidance.

Based on its due diligence process as of the date of this Report, Powell has found no instances where it was necessary to terminate a supplier contract or to find a replacement supply of any conflict minerals.

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Appendix I

Metal	Smelter or Refiner Name	Smelter Facility Location	Conflict Free?
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes